Exhibit 99.1

Exicure, Inc. Enters into Purchase Agreements for $1.3 Million and $8.7 Million Equity Financing and Reports Third Quarter 2024 Financial Results
CHICAGO, IL — November 14, 2024 — Exicure, Inc. (Nasdaq: XCUR, the "Company") has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. In September 2022, the Company announced a significant reduction in force, suspension of preclinical activities and halting of all research and development, and that the Company was exploring strategic alternatives to maximize stockholder value.

Equity Financing

In an agreement dated November 6, 2024 and executed on November 12, 2024, the Company agreed to sell and issue to HiTron Systems Inc. (“HiTron”) 433,333 shares of common stock, par value $0.0001 per share, for $1.3 million, at a purchase price of $3.00 per share. The closing of this transaction is expected to occur within 10 days from its execution. On November 13, 2024, in a subsequent agreement, the Company agreed to sell and issue to HiTron 2,900,000 additional shares of common stock, par value $0.0001 per share, for $8.7 million, at a purchase price of $3.00 per share. The closing of the investment pursuant to this subsequent agreement is conditioned on stockholder approval, among other customary conditions.

Upon closing of the initial $1.3 million investment, HiTron will have the right to appoint two nominees to the Company’s board of directors, subject to certain conditions. Upon closing of the subsequent $8.7 million investment, HiTron will have the right to appoint additional nominees in proportion to its equity interest, subject to certain conditions.

Request for Subsequent Extension to Nasdaq Hearings Panel

As previously disclosed, the Nasdaq Hearings Panel granted an extension through November 14, 2024 to continue the Company’s listing subject to the Company evidencing compliance with all applicable criteria for continued listing on The Nasdaq Capital Market. As of September 30, 2024, the Company did not meet the continued listing requirement related to stockholders’ equity, primarily due to the litigation accrual described below. However, the Company believes it will be in pro forma compliance with the stockholders’ equity requirement once the $1.3 million sale to HiTron closes. Therefore, the Company has requested an additional extension through December 17, 2024. We cannot provide any assurance as to whether the Panel will grant the extension or, if granted, whether we can adequately demonstrate to the Panel’s satisfaction that we have regained, and will be able to maintain, compliance with the continued listing standards in order to avoid delisting.

Third Quarter 2024 Financial Results

Cash Position: Cash and cash equivalents were $0.3 million as of September 30, 2024, as compared to $0.8 million as of December 31, 2023. The Company believes that its cash and cash equivalents are insufficient to continue to fund operations and additional funding is needed in the very near term.

General and Administrative (G&A) Expense: General and administrative expenses were $1.46 million for the quarter ended September 30, 2024, as compared to $2.4 million for the quarter ended September 30, 2023. The decrease in G&A expense of $0.2 million for the three months ended September 30, 2024 was mostly due to lower expenses as a result of reduced operations and higher costs in 2023 resulting from the separation costs of former employees.

Litigation legal expense: The increase of $1.1 million for the three months ended September 30, 2024 was due to accruals recorded for the amount of the unsatisfied self insured retainer and legal defense costs related to the securities litigation lawsuit.

Other Income: The Company will receive gross proceeds of $1.5 million from closing the sale of certain assets pursuant to the Asset Purchase Agreement. The Purchaser acquired the Company’s historical biotechnology intellectual property and other assets and include spherical nucleic acid-related technology, research and development programs, and clinical assets.

Net Loss: The Company had a net loss of $1.1 million for the quarter ended September 30, 2024, as compared to a net loss of $5.3 million for the quarter ended September 30, 2023. The decrease in net loss of $4.2 million was primarily driven by the $1.5 million of revenue from the Asset Purchase Agreement, the $2 million loss incurred in 2023 from the write down of its investment in convertible bonds, and the reduction of payroll and operating costs due to reduced operations.

Going Concern: Management believes that the Company’s existing cash and cash equivalents is not sufficient to continue to fund operations. The Company has already engaged in significant cost reductions, so our ability to further cut costs and extend the Company’s operating runway is limited. As a result, substantial additional financing is needed in very near term to pay expenses, fund the ongoing exploration of strategic alternatives and pursue any alternatives that may be identified. The Company needs to raise capital to fund its operations. There can be no assurance that such additional financing will be available and, if available, can be obtained on acceptable terms.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value, the timing of the equity investment closing and potential additional equity investment and the Nasdaq Hearings Panel process and potential results. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on June 6, 2024, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Josh Miller
847-673-1700
media@exicuretx.com

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$343	$816
Accounts receivable	—	—
Other receivable	1,350	15
Prepaid expenses and other current assets	907	1,193
Total current assets	2,600	2,024
Property and equipment, net	33	54
Right-of-use asset	5,926	6,517
Other noncurrent assets	2,072	2,985
Total assets	$10,631	$11,580
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,337	1,631
Accrued expenses and other current liabilities	2,318	879
Total current liabilities	3,655	2,510
Lease liability, noncurrent	5,431	6,039
Total liabilities	9,086	8,549

Commitments and Contingencies (Note 12)

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 2,172,323 issued and outstanding, September 30, 2024; 1,832,988 issued and outstanding, December 31, 2023 *	—	—
Additional paid-in capital	193,628	192,594
Accumulated deficit	(192,083)	(189,563)
Total stockholders' equity	1,545	3,031
Total liabilities and stockholders’ equity	$10,631	$11,580

* reflects a one-for-five (1:5) reverse stock split effected on August 27, 2024

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Revenue	$—	$—	$500	$—
Total revenue	—	—	500	—
Operating expenses:
Research and development expense	—	—	—	1,423
General and administrative expense	1,434	2,397	4,005	11,155
Litigation legal expense	1,138	—	1,138	—
Loss from sale of property and equipment	—	920	—	920
Total operating expenses	2,572	3,317	5,143	13,498
Operating income (loss)	(2,572)	(3,317)	(4,643)	(13,498)
Other income (expense), net:
Dividend income	—	(2,000)	—	(2,000)
Interest income	—	13	5	45
Interest expense	1	4	7	28
Other income	(12)	—	(18)	—
Other expense	1,500	44	2,137	(0.002)
Total other income (expense), net	1,489	(1,939)	2,131	(1,929)
Net income (loss) before provision for income taxes	(1,083)	(5,256)	(2,512)	(15,427)
Provision for income taxes	(8)	—	(8)	—
Net income (loss)	$(1,091)	$(5,256)	$(2,520)	$(15,427)

Basic and diluted loss per common share *	$(0.57)	$(3.04)	$(1.36)	$(9.89)
Weighted-average basic and diluted common shares outstanding *	1,899,412	1,730,104	1,855,286	1,559,868
* reflects a one-for-five (1:5) reverse stock split effected on August 27, 2024